Exhibit 5.3

+44 20 7418 1300 davispolk.com	Davis Polk & Wardwell London llp The Whittington Building 4A Frederick’s Place London EC2R 8AB

4 November 2025

AXIS Capital Holdings Limited

92 Pitts Bay Road

Pembroke HM 08

Bermuda

AXIS Specialty Finance LLC

10000 Avalon Blvd.,

Suite 200

Alpharetta

Georgia 30009

United States

AXIS Specialty Finance PLC

52 Lime Street

London

EC3M 7AF

United Kingdom

(together, the “Addressees”)

Dear Sir or Madam

Potential Issue and Sale by AXIS Specialty Finance PLC of AXIS Specialty Finance PLC Debt Securities

We have acted as advisers as to English law in connection with the preparation, execution and delivery of the Registration Statement on Form S-3 (the “Registration Statement”) filed by AXIS Specialty Finance PLC (the “Company”), a public limited company organised under the laws of England and Wales and the other Addressees with the United States Securities and Exchange Commission (the “Commission”) under the United States Securities Act of 1933, as amended (the “Securities Act”), on the date hereof and pursuant to which the Company may, from time to time, issue certain debt securities (the “Debt Securities”).

For the purposes of this opinion, we have examined the documents listed in Schedule 1 to this opinion.

Capitalised terms used in this opinion shall, unless otherwise defined, have the meaning given to them in Schedule 1 to this opinion.

This opinion is confined to matters of English law as at the date of this opinion, and this opinion and any non-contractual obligations arising out of or in relation to it are governed by and shall be construed in accordance with English law. Accordingly, we express no opinion with regard to any system of law other than English law as currently applied by the English courts. To the extent that the laws of the State of New York or any other jurisdiction may be relevant, we have made no independent investigation thereof and our opinion is subject to the effect of such laws.

Davis Polk & Wardwell London LLP is a limited liability partnership formed under the laws of the State of New York, USA and is authorised and regulated by the Solicitors Regulation Authority with registration number 566321.
Davis Polk includes Davis Polk & Wardwell LLP and its associated entities

AXIS Capital Holdings Limited AXIS Specialty Finance LLC AXIS Specialty Finance PLC

By accepting this opinion you irrevocably agree and accept that the courts of England shall have exclusive jurisdiction to hear and determine any dispute or claim arising out of or in connection with this opinion or its formation, including without limitation, (i) the creation, effect or interpretation of, or the legal relationships established by, this opinion and (ii) any non-contractual obligations arising out of or in connection with this opinion.

We assume no obligation to notify you of any future changes in law, which may affect the opinions expressed herein, or otherwise to update this opinion in any respect.

Opinions

On the basis of our examination of the documents listed in Schedule 1 to this opinion and the other matters referred to above, and subject to the assumptions set out in Schedule 2 to this opinion, the qualifications set out in Schedule 3 to this opinion and any matters not disclosed to us, we are of the opinion that:

1.	Corporate existence. The Company is a company that has been duly incorporated in Great Britain and registered in England and Wales as a public company limited by shares and the Company Search and Central Registry Search revealed no application, petition, order or resolution for the administration or winding up of the Company and no notice of appointment of, or intention to appoint, a receiver or administrator in respect of the Company.

2.	Corporate power. The Company has the requisite corporate capacity to carry on its business and own its properties within any limits stated in its articles of association.

This opinion is addressed to you in relation to the Registration Statement filed under the Securities Act and may not be used or relied upon for any other purpose. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on the date hereof and its incorporation by reference in the Registration Statement and further consent to the reference to Davis Polk & Wardwell London LLP under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Yours faithfully /s/ Davis Polk & Wardwell LLP

AXIS Capital Holdings Limited AXIS Specialty Finance LLC AXIS Specialty Finance PLC

SCHEDULE 1

DOCUMENTS EXAMINED

For the purposes of this opinion, we have examined the following documents:

1.	a copy of the Registration Statement;

2.	a certificate from the Company Secretary, dated 4 November 2025 (the “Secretary’s Certificate”) having attached to it, inter alia:

(a)	a copy of the certificate of incorporation, certified to be a true and correct copy;

(b)	the trading certificate of the Company, certified to be a true and correct copy; and

(c)	a copy of the articles of association of the Company, certified to be a true and correct copy, as at the date of authorisation of the Registration Statement and the date hereof.

Except as stated above we have not examined any contracts, instruments or other documents entered into by the Company, any other Addressee or any other person or any corporate records of the Company, any other Addressee or any other person and have not made any other enquiries, other than the Company Search and Central Registry Search, concerning the Company, the Addressees or the transactions contemplated by the Registration Statement.

AXIS Capital Holdings Limited AXIS Specialty Finance LLC AXIS Specialty Finance PLC

SCHEDULE 2

ASSUMPTIONS

For the purposes of this opinion, we have assumed:

1.	all documents submitted to us as originals are authentic and complete;

2.	all documents submitted to us as copies, whether in physical or electronic form, conform to authentic, complete originals and, where a document has been examined by us in draft or specimen form, it will be or has been executed in the form of that draft or specimen;

3.	all signatures (whether in physical or electronic form), stamps and seals on all documents that we reviewed are genuine and the person who affixed any signature (whether in physical or electronic form), or authorised the attachment and release of such signature, to any document is the person whose signature it purports to be or a person who had the authority of the person whose signature it purports to be to do so;

4.	in relation to the Company:

(a)	each of the certificate of incorporation and the trading certificate in the forms referred to in paragraph 2(a) and paragraph 2(b) of Schedule 1 to this opinion are in force on the date hereof;

(b)	the articles of association of the Company, in the form referred to in paragraph 2(d) of Schedule 1 to this opinion, were in force at the date and time of authorisation and filing of the Registration Statement and are in force on the date hereof;

5.	each of the statements contained in the Secretary’s Certificate is true and correct as at the date thereof and as at the date hereof;

6.	the information revealed by our search of the entries shown on an online search at Companies House in England and Wales on 3 November 2025 with respect to the Company (the “Company Search”) was accurate and complete in all respects, included all relevant information which should properly have been submitted to the Registrar of Companies and has not since the time of such search been altered;

7.	the information revealed by the results of a telephone search with the Insolvency and Companies List (formerly known as the Companies Court) in London of the Central Registry of Winding Up Petitions on 3 November 2025 with respect to the Company (the “Central Registry Search”) was accurate and complete in all respects, included all relevant information and has not since the time of such search been altered;

8.	none of the documents we have reviewed have been or will be amended or modified in any way, and there have been, are and will be no other arrangements nor any course of dealings which modify, supersede or otherwise affect any of the terms thereof, and there are no unknown facts or circumstances which are not apparent from the face of any such document which may affect the conclusions in this opinion;

AXIS Capital Holdings Limited AXIS Specialty Finance LLC AXIS Specialty Finance PLC

9.	none of the persons named in the Registration Statement was or is restricted by contract or any other arrangement binding on it from filing the Registration Statement or entering into any of the transactions contemplated thereby and that none of such persons has entered nor will enter into any documents other than those referred to in this opinion or other arrangements which could affect the validity of this opinion; and

10.	all statements made as to matters of fact and all representations and warranties given by the respective parties in the documents that we have reviewed were and are true, accurate and complete.

AXIS Capital Holdings Limited AXIS Specialty Finance LLC AXIS Specialty Finance PLC

SCHEDULE 3

QUALIFICATIONS

Our opinion is subject to the following qualifications:

1.	the Company Search is not capable of revealing conclusively whether or not, inter alia, (i) a winding-up order has been made or a resolution passed for the winding up of a company; or (ii) an administration order has been made; or (iii) a receiver, administrative receiver, administrator, liquidator or monitor has been appointed; or (iv) a court order has been made under the Cross-Border Insolvency Regulations 2006, since notice of these matters may not be filed with the Registrar of Companies immediately and, when filed, may not be entered on the electronic records of the relevant company immediately. In addition, the Company Search is not capable of revealing, prior to the making of the relevant order or the appointment of an administrator otherwise taking effect, whether or not a winding-up petition or an application for an administration order has been presented or notice of intention to appoint an administrator under paragraphs 14 or 22 of Schedule B1 to the Insolvency Act 1986 or an application for a moratorium (or an extension to an existing moratorium) has been filed with the court;

2.	the Central Registry Search relates only to the presentation of (i) a petition for the making of a winding-up order or the making of a winding-up order by the Court; (ii) an application to the High Court of Justice in London for the making of an administration order and the making by such court of an administration order; and (iii) a notice of intention to appoint an administrator or a notice of appointment of an administrator filed at the High Court of Justice in London. It is not capable of revealing conclusively whether or not such a winding-up petition, application for an administration order, notice of intention or notice of appointment has been presented or winding-up or administration order granted;

3.	except as expressly set out in our opinion above, we express no opinion in respect of the tax treatment of, or the transactions contemplated by, the Registration Statement, any other documentation entered into in connection therewith or any other legal issue including (without limitation) whether such other documentation is effective for any commercial, accounting, tax or legal objectives or purposes of the parties thereto or any other person. We express no opinion on the applicability of Schedule 17 to the Finance Act 2009. We also express no opinion as to matters of fact;

4.	we have not been responsible for verifying whether any statement of fact (including foreign law), opinion or intention in any documents referred to in this opinion or in any related documents is accurate, complete or reasonable or that no material facts have been omitted therefrom. We express no opinion as to whether the Registration Statement contained or contains all information it is or was required to contain;

5.	we express no opinion on any aspect of United Kingdom taxation;

6.	this opinion is subject to all applicable laws relating to bankruptcy, insolvency, liquidation, administration, voluntary arrangement, scheme of arrangement, moratorium, reorganisation, rescheduling, fraudulent transfer, preference, transactions at undervalue or other laws of general application relating to or affecting the rights of creditors; and

7.	legislation, treasury rules and other laws and regulations in England and Wales restrict or prohibit payments, transactions and dealings with assets and individuals or entities having a proscribed connection with certain countries or subject to international sanctions or associated with terrorism.